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                                                                    EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 of Registration Statement No. 333-25353 of AMRESCO, INC. on Form S-3 of our report dated February 7, 1997, appearing in the Annual Report on Form 10-K of AMRESCO, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Dallas, Texas

May 2, 1997